Exhibit 99.1
May 20, 2008
PRESS RELEASE
FOR IMMEDIATE RELEASE
Yadkin Valley Financial Corporation Announces Webcast to Discuss First Quarter 2008 Results
Elkin, NC – Yadkin Valley Financial Corporation, (NASDAQ: YAVY) announced that it will report first quarter 2008 financial results on Wednesday, May 21st, and will hold a webcast at 4:00 p.m. EDT to discuss the results.
To gain access to the webcast, please go to the company’s website, www.yadkinvalleybank.com and click on “Investor Relations” on the left side of the screen. Then click on “Access Investor Relations” and click “OK” when prompted that you are leaving the website. On the next screen, click on the link for the conference call to register your participation.
Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full service community bank providing services in twenty-nine branches throughout its four regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Durham, Orange, and Granville Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.
For additional information contact:
          William A. Long, President and CEO
          Edwin E. Laws, CFO
          (336) 526-6312
Source: Yadkin Valley Financial Corporation